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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                         Date of report October 14, 1999

                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

                  California                                   94-2823865
(State or other jurisdiction of incorporation or            (I.R.S. Employer
                 organization)                             Identification No.)
                1951 Churn Creek Road
                  Redding, California                           96002
     (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                      Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes   [X]   No   [ ]

Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date. September 30, 1999 2,654,972



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         Item 5. Other Events

         Press release for the following (article attached):

         Redding Bancorp, Parent Company of Redding Bank of Commerce Announces 1999 Third quarter earnings

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      /s/ Linda J. Miles
                                      --------------------------------
                                      BY: Linda J. Miles
                                      Executive Vice President & Chief
                                      Financial Officer

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE

                                             FOR INFORMATION CONTACT:
                                      RUSSELL L. DUCLOS, PRESIDENT & CEO
                                             PHONE (530) 224-7326, OR
                                      LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                             PHONE (530) 224-7318
                                         www.reddingbankofcommerce.com

FOR IMMEDIATE RELEASE:
----------------------

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES 1999 THIRD QUARTER EARNINGS

--------------------------------------------------------------------------------

REDDING, CALIFORNIA, OCTOBER 6, 1999/ PRNEWSWIRE-- Russell L. Duclos, President & CEO of Redding Bancorp, Parent Company of Redding Bank of Commerce today announced net income of $3,190,000 or $1.11 per diluted share, for the nine months ended September 30, 1999. This compares with net income of $3,162,000, or $1.15 per diluted share, for the prior year's comparable period. Net income for the third quarter 1999 was $1,157,000 or $.40 per diluted share, compared with net income of $1,123,000 or $.40 per diluted share for the third quarter of 1998.

Net interest income of $8,012,000 for the nine months ended September 30, 1999 reflected a 3.8% increase, compared with $7,720,000 for the same period in the prior year.



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The increase in net interest income for the nine-month period was due primarily to increases in the volume of average interest-earning assets, which increased to $208 million for the quarter ended September 30, 1999, compared to $184 million for the comparable period a year ago. The improvement reflects a volume increase in loans and a lower cost of funding, reflecting growth in the construction and commercial real estate portfolio as well as increased production at the Sacramento Real Estate Financing Group office.

Russell L. Duclos, President & CEO of Redding Bank of Commerce, stated "OUR LOAN GROWTH CONTINUES TO BE VERY STRONG AT 18 PERCENT AND GROSS LOANS OUTSTANDING REACHED A NEW RECORD OF $168,265,000". He added that Redding Bank of Commerce's efficiency ratio continues to be in the top national performers at 50.13%.

Total assets increased approximately 10.9% to $239,699,000 at September 30, 1999, compared with $216,085,000 at December 31, 1998. Total deposits increased to $205,201,000 at September 30, 1999, compared with $188,621,000 at December 31, 1998.

A dividend of $.60 per share was approved at the September board meeting for shareholders of record as of October 1, 1999, payable on October 22, 1999. This is the eleventh consecutive year a cash dividend has been paid, and is a 20% increase over the 1998 dividend. Redding Bancorp shares are currently trading at $22.50, which is an increase of 40%, or $6.50, as compared to a year ago.

Also during the quarter, the company announced a new convenient courier service for business and professional customers. Service can be provided daily, weekly or an "on-call" schedule.

On an individual basis, Redding Bank of Commerce's return on average common equity was 18.29% for the nine months ended September 30, 1999, compared with 20.58% for the same period in 1998. Return on average assets was 2.03%, for the nine months ended September 30, 1999, compared to 2.11% at September 30, 1998.

Delinquent loans as a percentage of total loans-receivable were 0.67% at September 30, 1999, compared with 0.74% at December 31, 1998. Redding Bank of Commerce's loan loss reserves are 1.93% of gross loans at September 30, 1999, compared to 2.18% at December 31, 1998.

Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has two full service offices in Redding, California and operates loan production offices in the communities of Roseville, California and Chico, California. Redding



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Bancorp also owns Redding Service Corp., a California corporation formed in 1993 for the purpose of processing trust deeds.

                                 REDDING BANCORP
                             SELECTED FINANCIAL DATA
       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                                      THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                   -------------------------          -------------------------
                                                   9/30/99           9/30/98          9/30/99           9/30/98
                                                   -------           -------          -------           -------

Operating Data:
---------------

  Net Interest Income                              $ 2,702           $ 2,679          $ 8,012           $ 7,720
  Provision for Loan Losses                        $    10           $   105          $    50           $   250
                                                   -------           -------          -------           -------
  Net Interest Income after
     Provision for Loan Losses                     $ 2,692           $ 2,574          $ 7,962           $ 7,470

Other Operating Income:
-----------------------

  Service Charges                                  $    55           $    54          $   200           $   160
  Credit Card Income, net                          $   510           $   446          $ 1,396           $ 1,335
  Other Income                                     $   132           $   168          $   551           $   370
  Gain(loss) sale Investments                      $     0           $     0          $    (1)          $    28
                                                   -------           -------          -------           -------
     Total Operating Income                        $   697           $   668          $ 2,146           $ 1,893

Other Operating Expense:
------------------------

  Compensation & benefits                          $ 1,030           $   864          $ 2,885           $ 2,512
  Occupancy & Equipment                            $   238           $   208          $   686           $   623
  DP & Professional Fees                           $   (79)          $    86          $   297           $   278
  Other Expenses                                   $   305           $   329          $ 1,052           $   962
                                                   -------           -------          -------           -------
      Total Other Expenses                         $ 1,494           $ 1,487          $ 4,920           $ 4,375

Income from Operations                             $ 1,895           $ 1,755          $ 5,188           $ 4,988
   Income Tax Provision                            $   738           $   632          $ 1,998           $ 1,826
                                                   -------           -------          -------           -------
            Net Income                             $ 1,157           $ 1,123          $ 3,190           $ 3,162
                                                   =======           =======          =======           =======


Key Financial Ratio's                              9/30/99           9/30/98          9/30/99           9/30/98
                                                   -------           -------          -------           -------
Net income per share - basic                       $0.44             $0.42              $1.20             $1.18
Net income per share - diluted                     $0.40             $0.40              $1.11             $1.15

Net Interest Margin                                                                      5.19%             5.62%

Return on Average Equity                                                                17.08%            18.88%
Return on Average Assets                                                                 1.89%             2.08%
Book Value per share                                                                    $8.92             $9.17
Operating Efficiency                                                                    48.93%            50.39%

Total Assets                                                                     $239,699,000      $202,814,000
Loans Receivable, net                                                             165,012,000       141,417,000
Deposits                                                                          205,201,000       176,654,000
Shareholder Equity                                                                 24,941,000        23,677,000


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